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                                 EXHIBIT 23

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Envirotest Systems Corp. and Subsidiaries on Form S-8 (File No. 33-81556) of our reports dated December 13, 1996, on our audits of the consolidated financial statements and financial statement schedule of Envirotest Systems Corp. and Subsidiaries as of September 30, 1996 and 1995, and for the years ended September 30, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

San Jose, California
December 30, 1996